BATTLE FOWLER LLP
                        A LIMITED LIABILITY PARTNERSHIP
                              75 East 55th Street
                            New York, New York 10022
                                 (212) 856-7000


                                  (212) 856-7053



                                  (212) 856-7815


                                September 11, 1995


Avalon Capital, Inc.
14 Wall Street
New York, NY 10005

Gentlemen:

                  We have acted as counsel to Avalon Fund, Inc., a Maryland corporation (the "Company"), in connection with the preparation and filing of Registration Statement No. 33-90522 on Form N-2 and all amendments thereto (the "Registration Statement") covering shares of Common Stock, par value $.001 per share, of the Company.

                  We have examined copies of the Articles of Incorporation and By-Laws of the Company, the Registration Statement, and such other corporate records, proceedings and documents, including the consent of the Board of Directors and the minutes of the meeting of the Board of Directors of the Company, as we have deemed necessary for the purpose of this opinion. In our examination of such material, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Company and others.

                  We are not admitted to the practice of law in any jurisdiction but the State of New York and we do not express any opinion as to the laws of other states or jurisdictions except as to matters of Federal law. In addition, we have relied upon the attached opinion of Venable, Baetjer and Howard as to matters of Maryland law.

                  Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock, par value $.001 per share,

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Avalon Capital, Inc.                                          September 11, 1995



of the Company, to be issued in accordance with the terms of the offering, as set forth in the Prospectus and Statement of Additional Information included as part of the Registration Statement, and when issued and paid for, will constitute validly authorized and legally issued shares of Common Stock, fully paid and non-assessable.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Registration Statement under the heading "Legal Counsel" in the Statement of Information.


                                                       Very truly yours,


                                                       /s/ Battle Fowler LLP
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